CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Terra Media, Ltd. on Form 10-K for the period ending  December 31, 2007 as filed with the  Securities  and Exchange

Commission on the date hereof,  I, Thomas Monahan,  President and principal financial officer of the Company,  certify,  pursuant to 18 U.S.C. ss.

1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities  Exchange Act of 1934; and (2) The  information  contained in the

Report fairly presents,  in all material respects,  the financial  condition and result of operations of the Company.

April 8, 2008

/S/    Thomas Monahan

Thomas Monahan,

Chairman of the Board, President, Principal Financial Officer, Treasurer, Secretary